SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)           September 30, 1998


                                 Medtronic, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Minnesota
                 (State of Other Jurisdiction of Incorporation)


        1-7707                                             41-0793183
 (Commission File Number)                   (I.R.S. Employer Identification No.)


                          7000 Central Avenue Northeast
                          Minneapolis, Minnesota 55432
               (Address of Principal Executive Offices) (Zip Code)


                                 (612) 347-7000
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

         On September 30, 1998, Medtronic, Inc. (the "Registrant") acquired all of the outstanding stock of Physio-Control International Corporation. ("Physio-Control") through a merger of a newly-created subsidiary of the Registrant into Physio-Control. Pursuant to the merger (which is being accounted for as a pooling of interests), the shareholders of Physio-Control receive
0.48043 of a share of the Registrant's Common Stock in exchange for each of the approximately 17.8 million shares of Physio-Control Common Stock outstanding at the time of the merger. In addition, holders of options outstanding at the time of the merger to purchase an aggregate of approximately 3 million shares of Physio-Control Common Stock will receive, upon exercise of such options, the same fraction of a share of the Registrant's Common Stock.

         Physio-Control, headquartered in Redmond, Washington, is the world's largest provider of external defibrillators for the initial treatment of sudden cardiac arrest.


Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Businesses Acquired:

                  Not required.

         (b)      Pro Forma Financial Information:

                  Not required.

         (c)      Exhibits:

                  See Exhibit Index on page following Signatures.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MEDTRONIC, INC.


Date:  October 1, 1998                By  /s/ Ronald E. Lund
                                         Ronald E. Lund
                                         Senior Vice President, General Counsel
                                         and Secretary

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                  EXHIBIT INDEX

                                       to

                                    FORM 8-K


                                 MEDTRONIC, INC.




Exhibit Number    Exhibit Description

         2 Agreement and Plan of Merger dated June 27, 1998, by and among Medtronic, Inc., Physio-Control International Corporation, and PC Merger Corp.--incorporated by reference to Exhibit 2 to the Registrant's Registration Statement on Form S-4, Reg. No. 333-59725. Schedules to the Agreement and Plan of Reorganization have not been included, but the Registrant agrees to furnish a copy of them supplementally to the Commission upon request.